Exhibit 21
                                        THERMO CARDIOSYSTEMS INC.

                                      Subsidiaries of the Registrant
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

      As of February 23, 2000, Thermo Cardiosystems Inc. owned the following companies:

                                                                        STATE OR           REGISTRANT'S
                                                                     JURISDICTION OF        PERCENT OF
                          NAME                                        INCORPORATION          OWNERSHIP
-----------------------------------------------------------------------------------------------------------

International Technidyne Corporation                                    Delaware                100
  International Technidyne Corporation Limited                           England                100
Nimbus Inc.                                                           Massachusetts             100
TCA Securities Corporation                                            Massachusetts             100
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